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Exhibit 10.18

CHEROKEE INTERNATIONAL CORPORATION

FEBRUARY 2004 STOCK PLAN

        1.    Establishment.    There is hereby adopted the February 2004 Stock Plan (hereinafter called the "Plan") of Cherokee International Corporation (the "Corporation").

        2.    Stock Subject to the Plan.    The total number of shares of common stock, par value $0.001 ("Common Stock"), reserved and available for issuance under the Plan shall be 12,825 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        3.    Administration of the Plan.    The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board may from time to time determine which eligible employees shall be granted awards of Common Stock ("Stock Awards") under the Plan; the number of shares for which such awards shall be granted; and all other terms and conditions of such awards to be granted. The Board shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all grantees of Common Stock under the Plan and on other interested parties.

        4.    Eligibility.    Persons eligible for Stock Awards under the Plan are those employees of the Corporation or its subsidiaries designated from time to time by the Board.

        5.    Stock Awards.    As consideration for past services, the Board may grant shares of Common Stock to eligible recipients as set forth in Section 4 hereof.

        6.    Amendment, Suspension or Termination of the Plan.    The Board may at any time suspend or terminate this Plan, and may amend it from time to time in such respects as it may deem advisable.

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  Exhibit 10.18
CHEROKEE INTERNATIONAL CORPORATION